UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2015 (May 13, 2015)

Helix Energy Solutions Group, Inc.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	001-32936 (Commission File Number)	95-3409686 (IRS Employer Identification No.)

3505 West Sam Houston Parkway North, Suite 400 Houston, Texas (Address of principal executive offices)		77043 (Zip Code)
281-618-0400 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Helix Energy Solutions Group, Inc., a Minnesota corporation (“Helix”), as borrower, and Bank of America, N.A., as administrative agent, swing line lender and letters of credit issuer, together with the other lenders party to the Credit Agreement (as defined below) have entered into Amendment No. 1 to the Credit Agreement dated as of May 13, 2015 (the “First Amendment”), which amends the existing Credit Agreement dated as of June 19, 2013 (together, the “Credit Agreement”).

The First Amendment revises, among other things, the maximum permitted “Consolidated Leverage Ratio” (as such term is defined in the Credit Agreement) as follows:

Four Fiscal Quarters Ending	Maximum Consolidated Leverage Ratio
June 30, 2015	4.00 to 1.00
September 30, 2015 through and including December 31, 2016	4.50 to 1.00
March 31, 2017	4.00 to 1.00
June 30, 2017 and each fiscal quarter thereafter	3.50 to 1.00

The description of the First Amendment contained in this Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment, incorporated herein by reference from Exhibit 4.1 hereof.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits.

Number	Description

4.1
Amendment No. 1 to Credit Agreement dated as of May 13, 2015, by and among Helix Energy Solutions Group, Inc. and Bank of America, N.A., as administrative agent, swing line lender and letters of credit issuer, together with the other lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    May 14, 2015

HELIX ENERGY SOLUTIONS GROUP, INC.

By:	/s/ Anthony Tripodo
Anthony Tripodo
Executive Vice President and Chief Financial Officer

Index to Exhibits

Number	Description

4.1
Amendment No. 1 to Credit Agreement dated as of May 13, 2015, by and among Helix Energy Solutions Group, Inc. and Bank of America, N.A., as administrative agent, swing line lender and letters of credit issuer, together with the other lenders party thereto.